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                                                                     Exhibit 4.1
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     NUMBER
         SHARES
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      ___


                           PRENTISS PROPERTIES TRUST


        Organized Under the Laws of the State of Maryland


        This Certifies that__________________________________________________
_is the
        registered holder of_________________________________________________
_Shares

        transferable only on the books of the Trust by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          In Witness Whereof, the said Trust has caused this Certificate to be signed
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      by its duly authorized officers and its Trust Seal to be hereunto affixed
                  this            day       of                        A.D. 19
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        President                                     Secretary
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     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(D) of the Corporations and Associations Articles of the Annotated of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (I) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

     The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 8.5% (or such other percentage as may be determined by the Board of Trustees) of the number of outstanding Common Shares, unless such Person is the Excluded Holder (in which case the Excluded Holder Limit shall be applicable); (ii) Beneficially or Constructively Own Preferred Shares of any series of Preferred Shares in excess of 9.8% of the number of outstanding Preferred Shares of such series, (iii) Beneficially Own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own shares of Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Equity Shares represented hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust to a trustee of a trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab
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initio. All capitalized terms in this legend have the meanings defined in the
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Trust's Amended and Restated Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the secretary of the trust at its principal office or to the transfer agent.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws and regulations.

                   TEN COM   -- as tenants in common

                   TEN ENT   -- as tenants by the entireties

                   JT TEN    -- as joint tenants with right
                                of survivorship and not as
                                tenants in common

           UNIF GIFT MIN ACT -- _____________ Custodian_____________
                                    (Cust)                     (Minor)
                               under Uniform Gifts to Minors


                   Act_____________________________________
                                   (State)

        Additional abbreviations may also be used though not in the above list.

     For value received, ___________________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE



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- -----------------------   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
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                                                            Shares represented
 by the within Certificate, and do hereby irrevocably constitute and appoint
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 Attorney to transfer the said shares on the books of the within-named Trust
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 with full power of substitution in the premises.

 Dated,
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            In presence of

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